Exhibit 10.01 to Eastman Chemical Company Current Report on Form 8-K - Eastman Chemical Company Executive Incentive Pay Clawback Policy

This Executive Incentive Pay Clawback Policy (this “Policy”) has been adopted by the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Eastman Chemical Company (the “Company”) on February 3,2015 (the “Effective Date”) in advance of the effective date of final rules or regulations (“Final Regulations”) expected to be adopted by the U.S. Securities and Exchange Commission and the effective date of listing requirements expected to be adopted by the New York Stock Exchange that would implement the incentive-based compensation recovery requirements set forth in Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

1. Recovery of Excessive Incentive-Based Compensation. If (a) following the Effective Date, the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the U.S. federal securities laws (a “Triggering Event”), and (b) the Committee and the Board determine that any current or former Executive Officer of the Company who was paid or granted Incentive-Based Compensation on or after the Effective Date has willfully committed an act of fraud, dishonesty, or recklessness in the performance of his or her duties as an Executive Officer of the Company that contributed to the noncompliance that resulted in the Company’s obligation to prepare the accounting restatement (“Misconduct,” and each such current or former Executive Officer of the Company that the Committee and the Board determine to have engaged in Misconduct, a “Culpable Executive”), then (c) the Committee (or its successor for these purposes) will direct the Company to, subject to the terms of this Policy, use prompt and reasonable efforts to recover from each Culpable Executive all Excessive Incentive-Based Compensation; provided, however, that there shall be no duplication of recovery under this Policy and any of 15 U.S.C. Section 7243 (Section 304 of The Sarbanes-Oxley Act of 2002), Section 10D of the Exchange Act, or provisions or terms of other Company policies or compensation plans or awards. For the avoidance of doubt, a restatement of the Company’s financial statements due to a change in accounting policies or principles shall not be deemed a Triggering Event.

2. Definitions. For purposes of this Policy, the following terms have the meanings indicated, in addition to the other terms defined herein:

(a) “Executive Officer” has the meaning ascribed thereto in Rule 3b-7 under the Exchange Act.

(b) “Excessive Incentive-Based Compensation” means the amount of Incentive-Based Compensation paid or granted by the Company or any subsidiary of the Company to a Culpable Executive, both on and after the Effective Date and during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, that based on erroneous data in the original financial statements is in excess, as determined by the Committee, of what otherwise would have been paid or granted to that Culpable Executive assuming that the restated financial statements had originally been prepared and disclosed, but in no event will such Excessive Incentive-Based Compensation exceed the total amount of such Incentive-Based Compensation so paid or granted to that Culpable Executive.

(c) “Incentive-Based Compensation” means: (1) the amount of the Culpable Executive’s annual or other short-term incentive awards paid under the Company’s annual or short-term cash incentive compensation programs; (2) the stock options and performance shares (or any amount attributable to such awards) paid or granted to the Culpable Executive under the Company’s long-term incentive and equity programs; and (3) any other incentive-based compensation paid or granted in respect of Company or individual performance to a Culpable Executive pursuant to an “incentive plan,” as such term is defined for purposes of Regulation S-K under the Exchange Act; plus any gain actually realized on such compensation.

3. General Process. If the Committee and the Board determines following the occurrence of a Triggering Event that one or more Culpable Executives has engaged in Misconduct, the Committee (or its successor for these purposes) will review each Culpable Executive’s Incentive-Based Compensation and, with respect to each Culpable Executive, will take prompt and reasonable action in accordance with this Policy to seek recovery of all Excessive Incentive-Based Compensation.

4. Interpretation of this Policy; Determinations by the Board. The Committee currently intends that this Policy will remain operative until the effective date of the Final Regulations, and that it be interpreted and administered consistent with such Final Regulations for any period from the effective date of Final Regulations until this Policy is amended to conform to the Final Regulations. The Committee may at any time in its sole discretion supplement or amend any provision of this Policy in any respect, repeal this Policy in whole or part or adopt a new policy relating to recovery of incentive-based compensation with such terms as the Committee determines in its sole discretion to be appropriate. The Committee (with the Board where so provided) has the exclusive power and authority to administer this Policy, including, without limitation, the right and power to interpret the provisions of this Policy and to make all determinations deemed necessary or advisable for the administration of this Policy, including, without limitation, determinations as to: (a) whether a Triggering Event has occurred; (b) with the Board, whether Misconduct has occurred and whether any current or former Executive Officer is a Culpable Executive; and (c) what constitutes Excessive Incentive-Based Compensation. All such reasonable actions, interpretations, and determinations taken or made by the Committee and the Board will be final, conclusive, and binding.